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                                                               Exhibit 10(xxvii)

                                FIRST AMENDMENT
                                       TO
                              THE MEAD CORPORATION
                        CORPORATE ANNUAL INCENTIVE PLAN
                                      1998

          WHEREAS The Mead Corporation ("Mead") heretofore established The Mead Corporation Corporate Annual Incentive Plan 1998 (the "Plan"); and

          WHEREAS Mead desires to amend the Plan pursuant to the power reserved in the last section of the Plan;

          NOW, THEREFORE, the Plan is hereby amended, effective as of June 24, 1998, as follows:

          1. The following two new sections are added at the end of the Plan:

     "EFFECT OF CHANGE IN CONTROL
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     "Notwithstanding any foregoing Plan provision to the contrary (and notwithstanding any lack of satisfaction of any condition or requirement which would otherwise apply to an award), immediately upon the occurrence of a Change in Control (as defined in the next section hereof), (i) if the Change in Control occurs after the completion of the 1998 plan year, any award with respect to the 1998 plan year which has already been determined, but has not yet been paid or deferred, shall be immediately paid in full in cash to the respective Participant, (ii) if the Change in Control occurs after the completion of the 1998 plan year, if no awards have been determined with respect to such plan year, the amount (if any) of each such award shall be immediately determined in accordance with the provisions of the Plan and shall be immediately paid in full in cash to the respective Participant, and (iii) if the Change in Control occurs during the 1998 plan year (the 'Change-in-Control Year'), each Participant shall immediately be paid a pro-rata award for such year, the amount of which shall equal the product of multiplying the Participant's individual annual incentive target by a fraction, the numerator of which shall be the number of days in the Change-in-Control Year which have elapsed as of the date of the Change in Control, and the denominator of which shall be 365. Notwithstanding the immediately preceding sentence, no amounts shall be paid pursuant thereto which would, in the opinion of counsel selected by Mead's independent auditors, constitute 'parachute payments' within
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     the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code (the
     'Code') and, when added to any other 'parachute payments' which would be received by the Participant pursuant to the terms of any other plan, arrangement or agreement with Mead, any person whose actions result in a change in control of Mead or any person affiliated with Mead or such person, would be subject to the tax imposed by Section 4999 of the Code.

     "Notwithstanding any provision to the contrary in the Plan, upon and after the occurrence of a Change in Control, (i) the Compensation Committee shall have no power to cause a Participant's award to be paid in any manner other than as a cash lump-sum, (ii) the Board of Directors shall have no power to require a mandatory deferral of all or any portion of the award, and (iii) neither the Compensation Committee, the Board of Directors nor any other person or entity shall have the right to terminate or amend the Plan in any manner which would adversely affect the rights or expectancies of a Participant with respect to payment of an award pursuant to this section, as in effect immediately before the Change in Control.

     "DEFINITION OF CHANGE IN CONTROL
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     "A 'Change in Control' shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

               "(i) date of expiration of a Tender Offer (as defined below), other than an offer by Mead, if the offeror acquires Shares (as defined below) pursuant to such Tender Offer;

               "(ii) the date of approval by the shareholders of Mead of a definitive agreement: (x) for the merger or consolidation of Mead or any direct or indirect subsidiary of Mead into or with another corporation, other than (1) a merger or consolidation which would result in the voting securities of Mead outstanding immediately prior thereto continuing to represent ((i) in the case of a merger or consolidation of Mead, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, or (ii) in the case of a merger or consolidation of any direct or indirect subsidiary of Mead, either by remaining outstanding if Mead continues as a parent of the merged or consolidated subsidiary or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the voting securities of Mead or such surviving or parent entity outstanding immediately after such merger or

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     consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Mead (or similar transaction) in which no Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of Mead (not including in the securities Beneficially Owned by such Person any securities acquired directly from Mead or its Affiliates) representing 25% or more of the combined voting power of Mead's then outstanding securities, or (y) for the sale or disposition of all or substantially all of the assets of Mead, other than a sale or disposition by Mead of all or substantially all of Mead's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of Mead in substantially the same proportions as their ownership of Mead immediately prior to such sale or disposition;

               "(iii) (x) any Person is or becomes the Beneficial Owner of 25% or more of the voting power of the then outstanding securities of Mead (not including in the securities beneficially owned by such Person any securities acquired directly from Mead or its affiliates), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x)(1) of paragraph (ii) above or (y) the date of authorization, by both a majority of the voting power of Mead and a majority of the portion of such voting power excluding the voting power of interested Shares, of a control share acquisition (as such term is defined in Chapter 1701 of the Ohio Revised Code); and

               "(iv) a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Mead) who were elected, or were nominated for election, by Mead's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

     "Notwithstanding the foregoing, a 'Change in Control' shall not be deemed to have occurred by virtue of the consummation of any transaction or series of
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     integrated transactions immediately following which the record holders of the common stock of Mead immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Mead immediately following such transaction or series of transactions.

     "'Affiliate' shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

     "'Beneficial Owner' shall have the meaning defined in Rule 13d-3 under the Exchange Act.

     "'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "'Person' shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Mead or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Mead or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Mead in substantially the same proportions as their ownership of stock of Mead.

     "'Shares' shall mean shares of common stock, without par value, of The Mead Corporation.

     "'Tender Offer' shall mean a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time."

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